LOCK UP LETTER AGREEMENT

_______________ ___, 200__

Malibu Minerals, Inc.
Suite 2200-1177 West Hastings Street
Vancouver, British Columbia
Canada V6E 2K3

Flex Fuels Energy Limited
C/O Hunton & Williams

30 St. Mary Axe

London EC3A 8EP

Ladies and Gentlemen:

The undersigned understands that Flex Fuels Energy Limited (“Flex Fuels”) has agreed to be acquired by Malibu Minerals, Inc. (the “Company”), pursuant to the Acquisition Agreement dated December ___, 2006 entered into by and among Flex Fuels, the Company and the shareholders signatory thereto (the “Agreement”).

In consideration of the foregoing, and in order to induce Flex Fuels to enter into the Agreement, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, the undersigned will not, during the period beginning on the date of the Agreement and ending on the date 12 months after the Completion Date (as defined in the Agreement), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, however, that in any such case it shall be a condition to such transfer that the donee or donees thereof or the trustee of the trust, as applicable, execute and deliver to the Company an agreement stating that the transferee is receiving and holding the shares of Common Stock subject to the provisions of this letter agreement, that there shall be no further transfer of such shares of Common Stock except in accordance with this letter agreement, and that any such transfer shall not involve a disposition for value, or (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan or employment agreements, including any exercise effected by the delivery of Securities of the Company held by the undersigned. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. None of the restrictions set forth in this Letter Agreement shall apply to Common Stock acquired in open market transactions. Notwithstanding any of the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to the undersigned in the event of a Change of Control transaction with the exception of the transaction contemplated under the Agreement. Change of Control shall have the definition set forth on Exhibit A to this Letter Agreement

The undersigned further acknowledges that the undersigned has also entered into or intends to enter into a Voting Trust Agreement (the “Voting Trust Agreement”) with Sichenzia Ross Friedman Ference LLP (“SRFF”) and has transferred and deposited or intends to transfer and deposit the certificates evidencing the number of shares of common stock of the Company held by the undersigned, as set forth opposite the undersigned’s name on Exhibit A of the Voting Trust Agreement, to SRFF for the purposes of giving SRFF, or a person appointed by SRFF for such purpose, the right to vote during the 12 month period from the Completion Date, the Shares held by the undersigned in favor of any resolution presented to all of the shareholders of the Company in accordance with the directions of the Majority Directors (as defined in the Voting Trust Agreement).

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

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This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, NAME OF SHAREHOLDER:

By:	/s/

Number of Shares of Voting Stock Beneficially Owned: ________

Accepted as of the date
first set forth above:

By:

Name Title

Accepted as of the date
first set forth above:

FLEX FUELS ENERGY LIMITED

By:

Name Title

EXHIBIT A

DEFINITION OF “CHANGE OF CONTROL”

a) Change of Control. Each of the following events shall constitute a “Change of Control”:

(i) the consolidation, merger or other business combination (including, without limitation, a reorganization or recapitalization) of the Company with or into another Person (other than (A) a consolidation, merger or other business combination (including, without limitation, reorganization or recapitalization) in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

(ii) the sale or transfer of all or substantially all of the Company’s assets; or

(iii) a purchase, tender or exchange consummated pursuant to an offer made to and accepted by a sufficient number of holders of the outstanding shares of Common Stock such that after consummation of such purchase, tender or exchange, the Person or group of Persons proposing such purchase, tender or exchange beneficially own 50% or more of the outstanding Common Stock.

b) Person.  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.